CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report, dated June 3, 2004, on the statement of assets and liabilities of Pioneer Select Value Fund as of May 20, 2004 under the caption "Financial Statements" in the Pioneer Select Value Fund Class A, Class B and Class C Shares Statement of Additional Information in Pre-effective Amendment No. 2 to the Registration Statement (Form N-1A, 1933 Act File No. 333-113616) of Pioneer Select Value Fund for the initial registration of its common shares.


/s/ ERNST & YOUNG LLP

Boston, Massachusetts
June 7, 2004